Exhibit 99.2

HEMISPHERE MEDIA GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 2021, the Hemisphere Media Group, Inc. (the “Company”) acquired from Artisan Home Entertainment Inc. its seventy five percent (75%) equity interest in Pantaya (the “Pantaya Acquisition”). Prior to the Pantaya Acquisition, the Company owned a twenty five percent (25%) equity interest in Pantaya, and as a result of the acquisition, Pantaya is now a wholly owned consolidated subsidiary. Pantaya is the leading U.S. Hispanic subscription streaming service offering the largest selection of current and classic, commercial free blockbusters and critically acclaimed movies and series from Latin America and the U.S. including original productions from Pantaya’s production arm, Pantelion, and titles from our library, as well as titles from third party providers such as Lionsgate and Grupo Televisa.

Total cash purchase price in connection with the Pantaya Acquisition was $123.6 million. Under the terms of the purchase agreement (“Securities Purchase Agreement”), control of Pantaya transferred to the Company on March 31, 2021 (“Acquisition Date”), with cash consideration transferred on April 1, 2021. Cash consideration was funded with a combination of cash on hand and a $50.0 million add-on tranche to our Term Loan Facility maturing February 14, 2024. Fees and expenses incurred in connection with the Pantaya Acquisition totaled $6.7 million, consisting primarily of professional fees and certain non-cash charges, which are excluded from the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations, but are included as a reduction to retained earnings in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Prior to the closing of the Pantaya Acquisition, the Company accounted for the existing 25% equity interest in Pantaya using the equity method, and the net book value was $0 as of March 31, 2021. The Company accounted for the acquisition of the remaining 75% equity interest of Pantaya as a step acquisition, which required remeasurement of the Company’s existing 25% ownership interest in Pantaya to fair value. Using step acquisition accounting, the Company increased the value of its existing equity interest to its fair value resulting in the recognition of a non-cash gain of $30.1 million, which is excluded from the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations, but is included as an increase to retained earnings in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the Pantaya Acquisition as if it had occurred on January 1, 2020. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on, and should be read in conjunction with, the Company’s latest annual Audited Consolidated Financial Statements filed on Form 10-K for its year ended December 31, 2020, and Pantaya’s annual Audited Consolidated Financial Statements included in Exhibit 99.1 to this Form 8-K/A for its year ended March 31, 2021. As permitted under Rule 11-02 of Regulation S-X, because the difference between the Company’s and Pantaya’s fiscal year ends are less than 93 days, the Unaudited Pro Forma Condensed Consolidated Balance Sheets as of December 31, 2020 was prepared using the Company’s and Pantaya’s Audited Consolidated Balance Sheets as of December 31, 2020 and March 31, 2021, respectively, and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2020 was prepared using the Company’s and Pantaya’s annual Audited Statements of Operations for the years ended December 31, 2020 and March 31, 2021, respectively.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) Topic 805, Business Combinations. The process of valuing Pantaya’s assets acquired and liabilities assumed is still in the preliminary stages. Accordingly, the acquisition accounting adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Statements are preliminary and were made solely for the purpose of providing the Unaudited Pro Forma Condensed Consolidated Financial Statements. For those assets and liabilities where insufficient information is available to make a reasonable estimate of fair value, the Unaudited Pro Forma Condensed Consolidated Financial Statements reflects the historical carrying value of those assets and liabilities at March 31, 2021, Pantaya’s fiscal year end. A final determination of the fair values of assets acquired and liabilities assumed will include management’s consideration of a final valuation. In accordance with ASC 805, the Company currently expects that the process of determining fair value of the assets acquired and liabilities assumed will be completed within the one-year measurement period from the Acquisition Date. Material revisions to the Company’s preliminary estimates could be necessary as more information becomes available through the completion of the final valuation determination. The final amounts may be materially different from the information presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements due to a number of factors, including changes in financial results which may impact cash flow projections used in the valuation and the identification of additional conditions that existed as of the Acquisition Date which may impact the fair value of Pantaya’s net assets.

The Company’s and Pantaya’s historical consolidated financial statements were adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Statement of Operations, expected to have a continuing impact on the consolidated results. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect any revenue enhancements or cost savings from operating efficiencies or synergies which could result from the Pantaya Acquisition.

The pro forma adjustments are based upon available information and assumptions that the managements of Company and Pantaya believe reasonably reflect the Pantaya Acquisition. The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Pantaya Acquisition occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of the Company.

HEMISPHERE MEDIA GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2020 and March 31, 2021

(amounts in thousands, except share and par value amounts)

	Hemisphere Media Group, Inc.	Pantaya, LLC	Reclassification	Transaction Adjustments	Financing Adjustments	Pro Forma Combined Total
	Audited	Audited	Unaudited (A)	Unaudited (B)	Unaudited (C)	Unaudited
Assets
Current Assets
Cash	$134,471	$985	$—	$(130,317)	$46,840	$51,979
Accounts receivable, net of allowance	35,955	6,163	—	(2,459)	—	39,659
Due from related parties	943	—	—	—	—	943
Programming rights	8,301	—	—	—	—	8,301
Prepaid taxes and other current assets	9,298	691	—	1,725	243	11,957
Total current assets	188,968	7,839	—	(131,051)	47,083	112,839
Programming rights, net of current portion	13,430	—	38,210	(31,899)	—	19,741
Investment in films and television programs and licensed programming rights, net	—	38,210	(38,210)	—	—	—
Property and equipment, net	31,798	602	—	—	—	32,400
Operating lease right-of-use assets	1,820	—	—	—	—	1,820
Broadcast license	41,356	—	—	—	—	41,356
Goodwill	165,597	—	—	144,177	—	309,774
Other intangibles, net	24,761	—	—	30,767	—	55,528
Equity method investments	29,782	—	—	—	—	29,782
Other assets	4,333	573	—	5,800	152	10,858
Total Assets	$501,845	$47,224	$—	$17,794	$47,235	$614,098
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	2,350	—	2,807	—	—	5,157
Accounts payable and accrued liabilities	—	12,420	(12,420)	—	—	—
Due to related parties	648	—	—	—	—	648
Accrued agency commissions	6,529	—	—	—	—	6,529
Accrued compensation and benefits	5,934	—	5,978	(2,188)	—	9,724
Accrued marketing	7,066	—	—	—	—	7,066
Other accrued expenses	8,137	—	3,635	—	—	16,790
			4,112
			906
Participations and residuals	—	906	(906)	—	—	—
Income taxes payable	2,233	—	—	(542)	—	1,691
Film obligations	—	15,013	(15,013)	—	—	—
Programming rights payable	7,626	—	15,013	(1,856)	—	20,783
Deferred revenue	—	4,112	(4,112)	—	—	—
Current portion of long-term debt	2,134	—	—	—	522	2,656
Total current liabilities	42,657	32,451	—	(4,586)	522	71,044
Programming rights payable, net of current portion	776	—	3,610	(1,542)	—	2,844
Film obligations	—	3,610	(3,610)	—	—	—
Long-term debt, net of current portion	200,856	—	—	—	47,664	248,520
Deferred income taxes	19,306	—	—	(15)	—	19,291
Other long-term liabilities	3,932	—	606	—	—	4,538
Participations and residuals, net of current	—	606	(606)	—	—	—
Defined benefit pension obligation	2,832	—	—	—	—	2,832
Total Liabilities	270,359	36,667	—	(6,143)	48,186	349,069
Stockholders’ Equity
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 0 issued at December 31, 2020	—	—	—	—	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 25,457,709 shares issued at December 31, 2020	3	—	—	—	—	3
Class B common stock, $0.0001 par value; 33,000,000 shares authorized; 19,720,381 shares issued at December 31, 2020	2	—	—	—	—	2
Additional paid-in capital	279,800	—	99,839	(97,651)	—	281,988
Members’ equity	—	99,839	(99,839)	—	—	—
Class A treasury stock, at cost 5,710,416 at December 31, 2020	(61,453)	—	—	—	—	(61,453)
Retained earnings (deficit)	14,840	(89,282)	—	121,588	(951)	46,195
Accumulated other comprehensive loss	(2,187)	—	—	—	—	(2,187)
Total Controlling Stockholders’ Equity	231,005	10,557	—	23,937	(951)	264,548
Equity attributable to non-controlling interest	481	—	—	—	—	481
Total Stockholders’ Equity	231,486	10,557	—	23,937	(951)	265,029
Total Liabilities and Stockholders’ Equity	$501,845	$47,224	$—	$17,794	$47,235	$614,098

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)	To reclassify Pantaya’s balance sheet presentation of investment in films and television programs and licensed program rights, film obligations, accounts payable and accrued liabilities, participations and residuals liabilities, deferred revenue, and members’ equity to conform to the Company’s presentation.

(B)	To recognize transaction related adjustments including i) the payment of cash consideration for the Pantaya Acquisition of $123.6 million, ii) the payment of transaction expenses incurred in connection with the Pantaya Acquisition of $6.7 million, iii) the allocation of the preliminary valuation of assets acquired and liabilities assumed, iv) the elimination of Pantaya's programming amortization related to programming assets that are now included in intangible assets as a result of the Pantaya Acquisition of $6.8 million, v) the write-off of programming rights assets from pre-existing business conducted between the Company and Pantaya of $0.5 million, vi) the resulting tax provision impact of lower income tax expense on certain tax assets and liabilities, vii) the additional paid-in capital as a result of the fair value of Class A common shares issued to certain employees, who held Pantaya stock-based compensation awards of $2.2 million, viii) recognition of the nonrecurring non-cash gain on the fair value of the Company’s existing 25% equity interest in Pantaya through step acquisition accounting of $30.1 million, and ix) recognition of the nonrecurring fees and expenses incurred in connection with the Pantaya Acquisition of $6.7 million. Due to the timing of the Pantaya Acquisition, the amounts recorded for assets acquired, liabilities assumed, total consideration, and our existing 25% equity interest in Pantaya reflects preliminary fair value estimates based on management analysis. The Company is in the process of measuring all the preliminary fair values, and, until the valuation process is complete, there may be adjustments during the measurement period.

The following table summarizes the preliminary purchase price consideration in connection with the Pantaya Acquisition (amounts in thousands):

Total cash consideration	$123,605
Class A common stock consideration(1)	2,188
Effective settlement of pre-existing receivables and payables, net(2)	1,499
Total consideration	127,292
Fair value of existing 25% equity interest	30,092
Total	$157,384

(1)	Calculated as 238,436 shares issued to certain employees, who held Pantaya stock-based compensation awards, multiplied by $11.65, which was the closing price of a share of the Company’s common stock on March 31, 2021, reduced by post-combination expense of approximately $0.6 million associated with the excess fair value over replacement awards.

(2)	Effective settlement of the Company’s pre-existing accounts receivable of $2.3 million for content licensed to Pantaya and programming rights payable of $0.8 million for content licensed from Pantaya prior to the Acquisition Date.

The following table summarizes the preliminary fair values of the assets acquired, liabilities assumed and resulting goodwill of the Pantaya Acquisition (amounts in thousands):

Cash	$985
Accounts receivable	5,203
Fixed assets	602
Finite-lived intangible assets – programming rights	30,767
Other assets	6,731
Accounts payable	(2,807)
Accrued expenses	(13,049)
Film obligations	(15,225)
Goodwill	144,177
Fair value of net assets acquired	$157,384

(C)	To recognize the additional $50.0 million borrowed under the Amended Term Loan Facility to finance the Pantaya Acquisition in part, net of the original issue discount (“OID”) of $2.0 million and the payment of deferred costs of $0.6 million, and less assumed principal repayments of $0.5 million, as well as to recognize the amortization of OID of $0.7 million and amortization of deferred costs on the Revolving Facility of $0.2 million as though the borrowing occurred on January 1, 2020.

HEMISPHERE MEDIA GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2020 and March 31, 2021
(amounts in thousands, except per share amounts)

	Hemisphere			Transaction		Pro Forma
	Media Group, Inc.	Pantaya, LLC	Reclassification	Adjustments		Combined Total
	Audited	Audited	Unaudited (D)	Unaudited	Notes	Unaudited
Net revenues	$151,184	$48,044	$—	$(2,449)	(E)	$196,779
Operating expenses:
Cost of revenues	48,309	—	9,838	(7,896)	(F)	59,646
			9,395
Direct operating	—	9,838	(9,838)	—		—
Selling, general and administrative	44,646	13,084	32,436	—		90,166
Distribution and marketing	—	41,831	(41,831)	—		—
Depreciation and amortization	11,472	1,064	—	6,672	(G)	19,208
Other expenses	3,226	—	—	—		3,226
Gain from FCC spectrum repack and other	(953)	—	—	—		(953)
Impairment of goodwill and intangibles	2,784	—	—	—		2,784
Total operating expenses	109,484	65,817	—	(1,224)		174,077
Operating income (loss)	41,700	(17,773)	—	(1,225)		22,702
Other (expenses) income, net:
Interest expense and other, net	(10,376)	5	—	(3,040)	(H)	(13,411)
Loss on equity method investments	(22,258)	—	—	—		(22,258)
Impairment of equity method investment	(5,479)	—	—	—		(5,479)
Gain on insurance proceeds and other, net	3,267	—	—	(532)	(I)	2,735
Total other (expenses) income, net	(34,846)	5	—	(3,572)		(38,413)
Income (loss) before income tax expense	6,854	(17,768)	—	(4,797)		(15,711)
Income tax (expense) benefit	(8,992)	(318)	—	2,616	(J)	(6,694)
Net loss	(2,138)	(18,086)	—	(2,181)		(22,405)
Net loss attributable to non-controlling interest	903	—	—	—		903
Net loss attributable to controlling interest	$(1,235)	$(18,086)	$—	$(2,181)		$(21,502)
Loss per share attributable to controlling interest:
Basic	$(0.03)	—	—	—		$(0.54)
Diluted	$(0.03)	—	—	—		$(0.54)
Weighted average shares outstanding:
Basic	39,434	—	—	146	(K)	39,580
Diluted	39,434	—	—	146	(K)	39,580

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

(D)	To reclassify Pantaya’s statement of operations presentation of direct operating expenses, and distribution and marketing expenses to conform to the Company’s presentation.

(E)	To eliminate $1.5 million of the Company’s net revenues with Pantaya for its year ended December 31, 2020, and to eliminate $0.9 million of Pantaya’s net revenues with the Company for its year ended March 31, 2021.

(F)	To eliminate $6.8 million of Pantaya's programming amortization for its year ended March 31, 2021 related to programming assets that are now reflected within intangible amortization, to eliminate $0.2 million of the Company’s cost of revenues with Pantaya for its year ended December 31, 2020, and to eliminate $1.2 million of Pantaya’s cost of revenues with the Company for its year ended March 31, 2021, and, offset in part by the recognition of $0.4 million of incremental recurring technology fees.

(G)	To recognize annual straight-line amortization of the finite-lived intangible assets identified as a result of the Pantaya Acquisition over their weighted-average useful life of 4.6 years.

(H)	To recognize interest expense on the additional $50.0 million borrowed under the Amended Term Loan Facility to finance the Pantaya Acquisition in part of $2.1 million, the amortization of OID of $0.7 million and deferred costs on the Revolving Facility of $0.2 million, as though the borrowing occurred on January 1, 2020. The pro forma interest expense calculation utilizes the interest rates prevailing during the year ended December 31, 2020.

(I)	To eliminate the Company’s pre-existing programming rights licensed from Pantaya of $0.5 million as of December 31, 2020, as though the Pantaya Acquisition occurred on January 1, 2020.

(J)	To recognize the tax provision impact of lower income tax expense as a result of the Pantaya Acquisition as though it occurred January 1, 2020.

(K)	To recognize the net impact of outstanding Class A common shares issued to certain employees, who held Pantaya stock-based compensation awards, as though the Pantaya Acquisition occurred on January 1, 2020.